1 Summit Midstream Corporation 910 Louisiana Street, Suite 4200 Houston, TX 77002 Summit Midstream Corporation Announces the Acquisition of Moonrise Midstream and Provides DJ Basin Operational Update Houston, Texas (March 10, 2025) – Summit Midstream Corporation (NYSE: SMC) (“Summit”, “SMC” or the “Company”) announced today that its wholly owned subsidiary, Summit Midstream Holdings, LLC (“SMP Holdings”), has acquired Moonrise Midstream, LLC (“Moonrise” or “Moonrise Midstream”) from Fundare Resources Company Holdco, LLC (“Fundare”) for a total consideration of $90 million, including $70 million in cash and $20 million in SMC equity. Summit also provided an operational update for its broader DJ Basin position. Highlights • Expands Summit’s gathering and processing footprint in the DJ Basin with ~80 miles of natural gas gathering pipeline, ~25 miles of crude oil gathering pipeline and 65 MMcf/d of additional processing capacity, expandable to ~100 MMcf/d with modest capital investment • Provides Summit’s DJ Basin customers with additional processing capacity, redundancy and flow assurance, while positioning Summit to handle sizeable volume growth expected in the future in a capital-efficient manner • Represents the continuation of Summit’s corporate consolidation strategy, building scale through strategic, bolt-on acquisitions in key basins where Summit can drive additional value through commercial and operational synergies • Value-accretive acquisition multiple of approximately 5.0x 2024 Adjusted EBITDA • Transaction structure includes $70 million of up-front cash, which is leverage-neutral, representing ~3.9x 2024 Adjusted EBITDA • Creates commercial and operational synergies, commercial upside and additional in-basin consolidation opportunities Heath Deneke, President, Chief Executive Officer and Chairman, commented, “We are pleased to announce the successful completion of this strategic bolt-on acquisition that further enhances our position in the DJ Basin. This acquisition not only expands our footprint and dedicated acreage in one of the most active areas of the DJ Basin but also provides incremental processing capacity that we expect to utilize in the coming years as volumes behind our legacy systems continue to grow. Following the acquisitions of the Outrigger and Sterling systems in December 2022, we have experienced significant volume growth behind our integrated DJ gathering and processing system and certain areas of our system are nearing full utilization. As a result of the limited available system capacity, some of our customers have deferred development activity behind our system in 2025. There are currently three rigs running behind our dedicated acreage position in the DJ and two of our key customers have sizeable multi-year development plans beginning in 2026. Moonrise adds 65 MMcf/d of processing capacity, approximately half of which is expected to be available to help alleviate our integrated DJ system constraints and enable our customers to continue to increase activity and grow volumes in 2026 and beyond. Summit is already operationally connected to the Moonrise system through multiple existing interconnections, and we expect to capture significant operational and commercial synergies with the combined systems. The expanded pipeline footprint will alleviate localized pipeline constraints on the northern end of our system and enable Summit to optimize capital expenditures as development shifts further north. With additional and expandable processing capacity at Moonrise, we will be able to further improve our plant operating margins, reduce reliance on third-party offloads, increase our overall system reliability and flow assurance, and optimize NGL recoveries, which will benefit both Summit and our customers. We remain extremely excited about the long-term opportunities in the DJ Basin as our customers continue to execute their development programs, with more than 800 dedicated undeveloped locations and sizable acreage positions in the area that Summit is very well-positioned to serve with the combined systems.” EXHIBIT 99.1

Transaction Details

Under the terms of the acquisition agreements, Summit will acquire 100% of the membership interest in Moonrise Midstream, LLC for $70 million upfront cash consideration, financed through Summit's credit facility, and approximately 0.5 million shares of SMC Class A common stock.

Moonrise Midstream Overview

The Moonrise assets, located in Weld County, Colorado, are comprised of a 65 MMcf/d natural gas processing plant, approximately 80 miles of low-pressure natural gas gathering lines, 22,300 horsepower of compression, and approximately 25 miles of crude oil gathering pipelines. The gathering agreements for Moonrise are long-term, primarily fee-based contracts with approximately 50% of dedicated volumes under life-of-lease agreements and the other 50% have a weighted average remaining term of over 13 years. Volume throughput on the Moonrise system is underpinned by acreage dedications, with an estimated 60,000 leased acres from its key customers, including Fundare Resources, Verdad, Bison IV and a large integrated energy company. The dedicated acreage spans highly productive, oil prone areas within the DJ Basin, with producers primarily targeting the Niobrara and Codell formations. Moonrise delivers residue gas to Trailblazer / Rockies Express Pipeline, natural gas liquids to Overland Pass Pipeline, and crude oil to Pony Express Pipeline.

Pro Forma Asset Map



Laramie
Kimball
Cheyenne
Moonrise G&P Assets
Weld
Logan
Morgan
SMC Assets:
Gas Gathering
Crude Gathering
Freshwater Gathering
Gas Processing Plant
Moonrise Interconnect
Moonrise Assets:
Gas Gathering
Crude Gathering
Gas Processing Plant
WY
NE
CO

Advisors

Troutman Pepper Locke L.L.P. served as legal advisor to Summit. Evercore served as financial advisor and Baker Botts L.L.P. served as legal advisor to Fundare.

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3 About Summit Midstream Corporation SMC is a value-driven corporation focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMC provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in five unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; (iv) the Arkoma Basin, which includes the Woodford and Caney shale formations in Oklahoma; and (v) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMC has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMC is headquartered in Houston, Texas. Forward-Looking Statements This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words "expect," "intend," "plan," "anticipate," "estimate," "believe," "will be," "will continue," "will likely result," and similar expressions, or future conditional verbs such as "may," "will," "should," "would" and "could," including, but not limited to, statements regarding the Issuer's plans to issue the Additional Notes, the expected timing of the closing of the Offering, the intended use of the net proceeds therefrom and other aspects of the Offering and the Additional Notes. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMC or its subsidiaries are also forward- looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management's control) that may cause SMC's actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMC is contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which the Company filed with the Securities and Exchange Commission (the "SEC") on November 12, 2024, as amended and updated from time to time, including by the Company's Current Report on Form 8-K filed with the SEC on January 7, 2025. Any forward-looking statements in this press release are made as of the date of this press release and SMC undertakes no obligation to update or revise any forward-looking statements to reflect new information or events. Contact: 832-413-4770, ir@summitmidstream.com SOURCE: Summit Midstream Corporation